UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2009
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01                      Entry into a Material Definitive Agreement.

In connection with the consummation of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated July 17, 2009, by and among Abraxas Petroleum Corporation (NASDAQ:AXAS) (“Abraxas Petroleum” or “we” ), Abraxas Energy Partners, L.P. (“Abraxas Energy”) and Abraxas Merger Sub, LLC (“Merger Sub”) pursuant to which Abraxas Energy merged with and into Merger Sub, a wholly-owned subsidiary of Abraxas Petroleum (the ”Merger”), described in Item 2.01 below, on October 5, 2009, we entered into an amended and restated senior secured credit facility with Société Générale, as administrative agent and issuing lender, and certain other lenders, which we refer to as our new credit facility.  In connection with the Merger, we borrowed approximately $145.0 million under our new credit facility, of which $135.0 million was borrowed under the revolving portion of the new credit facility and $10.0 million was borrowed under the term loan portion of the new credit facility, and we refinanced and amended and restated all of our and Abraxas Energy’s existing credit facilities into the new credit facility.

The revolving portion of the new credit facility has a maximum commitment of $300.0 million and availability under the revolving portion of the new credit facility will be subject to a borrowing base. The borrowing base under the new credit facility is currently $145.0 million and will be determined semi-annually by the lenders based upon our reserve reports, one of which must be prepared by our independent petroleum engineers and one of which may be prepared internally. The amount of the borrowing base will be calculated by the lenders based upon their valuation of our proved reserves utilizing these reserve reports and their own internal decisions. In addition, the lenders, in their sole discretion, will be able to make one additional borrowing base redetermination during any six-month period between scheduled redeterminations and we will be able to request one redetermination during any six-month period between scheduled redeterminations.  The lenders will also be able to make a redetermination in connection with any sales of producing properties with a market value of 5% or more of our then-current borrowing base and in connection with any hedge termination which could reduce the collateral value by 5% or more. Our borrowing base of approximately $145.0 million was determined based upon our reserve report dated June 1, 2009. Our borrowing base can never exceed the $300.0 million maximum commitment amount.  Outstanding amounts under the revolving portion of the new credit facility bear interest at (a) the greater of (1) the reference rate announced from time to time by Société Générale, (2) the Federal Funds Rate plus 0.5%, and (3) a rate determined by Société Générale as the daily one-month LIBOR plus, in each case, (b) 1.5%—2.75%, depending on the utilization of the borrowing base, or, if we elect, at the greater of (a) 2.0% and (b) LIBOR plus, in each case, 2.5%—3.75% depending on the utilization of the borrowing base. At October 5, 2009, the interest rate on the revolving portion of the new credit facility was 5.75% assuming LIBOR borrowings.

We also borrowed $10.0 million under the term loan portion of the new credit facility at closing of the Merger. Outstanding amounts under the term loan portion of the new credit facility are expected to bear interest at (a) the greater of (1) the reference rate announced from time to time by Société Générale, (2) the Federal Funds Rate plus 0.5%, and (3) a rate determined by Société Générale as the daily one-month LIBOR plus, in each case, (b) 4.75%, or, if we elect, at the greater of (a) 2.0% and (b) LIBOR plus, in each case, 5.75%.  At October 5, 2009, the interest rate on the term loan portion of the new credit facility was 7.75% assuming LIBOR borrowings. The term loan portion of the new credit facility is subject to amortization beginning on January 31, 2010. The first amortization installment of $1.0 million is due on January 31, 2010 and the second amortization installment of $3.0 million is due on March 31, 2010; thereafter, a quarterly amortization installment of $2.0 million is due at the end of each quarter until the term loan is repaid. It is anticipated that the term loan will be repaid on or before December 31, 2010, after which it may not be redrawn.

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Subject to earlier termination rights and events of default, the stated maturity date of the new credit facility is October 5, 2012. Interest is payable quarterly on reference rate advances and not less than quarterly on Eurodollar advances. We are permitted to terminate the new credit facility and are able, from time to time, to permanently reduce the lenders’ aggregate commitment under the new credit facility in compliance with certain notice and dollar increment requirements.

Each of Abraxas Petroleum’s subsidiaries (other than Canadian Abraxas Petroleum Corporation) has guaranteed Abraxas Petroleum’s obligations under the new credit facility on a senior secured basis. Obligations under the new credit facility are secured by a first priority perfected security interest, subject to certain permitted encumbrances, in all of Abraxas Petroleum’s and the subsidiary guarantors’ material property and assets.

Under the new credit facility, we are subject to customary covenants, including certain financial covenants and reporting requirements.  We are required to maintain a current ratio as of the last day of each quarter of not less than 1.00 to 1.00 and an interest coverage ratio as of the last day of each quarter, of not less than 2.50 to 1.00.  We are also required to remain under a total debt to EBITDAX ratio as of the last day of each quarter of not more than 4.50 to 1.00 for the quarter ending September 30, 2009 through the quarter ending September 30, 2010, and not more than 4.00 to 1.00 thereafter.  The current ratio is defined as the ratio of consolidated current assets to consolidated current liabilities.  For the purposes of this calculation, current assets include the portion of the borrowing base which is undrawn but excludes any cash deposited with or at the request of a counter-party to a hedging arrangement and any assets representing a valuation account arising from the application of SFAS 133 (which relates to derivative instruments and hedging activities) and SFAS 143 (which relates to asset retirement obligations) and current liabilities exclude the current portion of long-term debt and any liabilities representing a valuation account arising from the application of SFAS 133 and SFAS 143.  The coverage ratio is defined as the ratio of consolidated EBITDAX to consolidated interest expense for the four fiscal quarters then ended, adjusted for the pro forma effect of the Merger. For the purposes of this calculation, EBITDAX is consolidated net income plus interest expense, oil and gas exploration expenses, taxes, depreciation, amortization, depletion and other non-cash charges including non-cash charges resulting from the application of SFAS 123R (which relates to stock-based compensation), SFAS 133 and SFAS 143 plus all realized net cash proceeds arising from the settlement or monetization of any hedge contract or upon the termination of any hedge contract minus all non-cash items of income which were included in determining consolidated net income, including all non-cash items resulting from the application of SFAS 133 and SFAS 143. Interest expense includes total interest, letter of credit fees and other fees and expenses incurred in connection with any debt.  The total debt to EBITDAX ratio is defined as the ratio of total debt to consolidated EBITDAX for the four fiscal quarters then ended, adjusted for the pro forma effect of the Merger. For the purposes of this calculation, total debt is the outstanding principal amount of debt, excluding debt associated with the office building, and obligations with respect to surety bonds and hedge arrangements.

In addition, the new credit facility contains a number of covenants that, among other things, restrict our ability to: incur or guarantee additional indebtedness; transfer or sell assets; create liens on assets; engage in transactions with affiliates other than on an “arm’s-length” basis; make any change in the principal nature of our business; and permit a change of control. The new credit facility also required that we enter into hedging arrangements for specified volumes, which equate to approximately 85% of the estimated oil and gas production from our net proved developed producing reserves through December 31, 2012 and 70% for 2013.  The new credit facility also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default and cross acceleration to certain other indebtedness, bankruptcy and material judgments and liabilities.

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The new credit facility contains representations and warranties that we made as of specific dates.  Except for its status as a contractual document that establishes and governs the legal relations among the parties, the new credit facility is not intended to be a source of factual, business or operational information about any of the parties thereto.  The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the benefit of the parties to the new credit facility.  These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties.  The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts.  Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the new credit facility.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.

The full text of the new credit facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger described in Item 2.01 below, that certain Exchange and Registration Rights Agreement dated as of May 25, 2007, by and among Abraxas Petroleum, Abraxas Energy and certain owners of limited partnership interests in Abraxas Energy, whom we refer to as the Investors, as amended by Amendment No. 1 to Exchange and Registration Rights Agreement dated as of October 6, 2008 and Amendment No. 2 to Exchange and Registration Rights Agreement dated as of May 1, 2009 (as amended, the “Exchange Agreement”), pursuant to which, among other things, Abraxas Petroleum and Abraxas Energy agreed to allow the Investors to exchange their limited partner units in Abraxas Energy for shares of Abraxas Petroleum common stock, was terminated.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 5, 2009, Abraxas Petroleum completed the transactions contemplated by the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated July 17, 2009, by and among Abraxas Petroleum, Abraxas Energy Partners, L.P. (“Abraxas Energy”) and Abraxas Merger Sub, LLC (“Merger Sub”) pursuant to which Abraxas Energy merged with and into Merger Sub, a wholly-owned subsidiary of Abraxas Petroleum (the ”Merger”), the separate existence of Abraxas Energy ceased, and Merger Sub was the surviving entity in the Merger and became a wholly-owned subsidiary of Abraxas Petroleum.

In the Merger, the treasury units of Abraxas Energy and the common units of Abraxas Energy (the “Common Units”) owned by Abraxas Petroleum and its subsidiaries were cancelled and each other outstanding Common Unit was converted into the right to receive 4.25 shares of Abraxas Petroleum common stock (the “Exchange Ratio”).  In addition each outstanding restricted unit and phantom unit of Abraxas Energy was converted in the Merger into an equivalent number of shares of restricted stock of Abraxas Petroleum and each unit option of Abraxas Energy which was expected to be issued upon the completion of the initial public offering of Abraxas Energy became a stock option of Abraxas Petroleum, with adjustments in the number of shares and exercise price to reflect the Exchange Ratio, but otherwise on substantially the same terms and conditions as were applicable prior to the Merger.  The exercise price of the Abraxas Petroleum stock options is $1.75, the closing price of the Abraxas Petroleum common

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stock on the date the Merger closed. Abraxas Petroleum received stockholder approval of the issuance of shares of Abraxas Petroleum common stock in connection with the transactions contemplated in the Merger Agreement at the Special Meeting of Stockholder of Abraxas Petroleum held on October 5, 2009 (the “Special Meeting”).

The Exchange Ratio was determined by dividing (i) $6.00 by (ii) the average volume weighted average price for the Abraxas Petroleum common stock as reported on NASDAQ for the twenty consecutive trading days ending on the third business day preceding the date of the Special Meeting held to approve the issuance of shares of Abraxas Petroleum common stock; provided, however, that in no event could the Exchange Ratio be less than 4.25 or greater than 6.00. The formula to calculate the Exchange Ratio was determined by the parties and certain holders of the Common Units in arms-length negotiations.  In addition, a special committee of the board of directors of Abraxas Petroleum received an opinion of its independent financial advisor that, as of the date of the opinion and based on and subject to various assumptions made, matters considered and limitations set forth in its opinion, the Exchange Ratio was fair from a financial point of view to Abraxas Petroleum.

The shares of Abraxas Petroleum common stock issued to the unitholders of Abraxas Energy in connection with the Merger, other than to unitholders who hold restricted units and phantom units issued under the Abraxas Energy Long-Term Incentive Plan (the “Abraxas Energy LTIP Units”), were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided in Section 4(2) and Regulation D of that Act.  The shares of Abraxas Petroleum common stock issued in reliance on this exemption were issued to 25 investors, each of whom has represented to us that it is an accredited investor and/or qualified institutional buyer. The shares of Abraxas Petroleum common stock issued in exchange for the outstanding Abraxas Energy LTIP Units will be registered on a Form S-8 to be filed by Abraxas Petroleum.

The Merger Agreement contains representations and warranties that we made as of specific dates.  Except for its status as a contractual document that establishes and governs the legal relations among the parties, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto.  The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the benefit of the parties to the Merger Agreement.  These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties.  The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts.  Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to Abraxas Petroleum’s Proxy Statement filed with the Commission on September 8, 2009 and is incorporated into this Item 2.01 by reference.

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Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 2.01 above hereby is incorporated into this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           In connection with the consummation of the Merger, effective as of October 5, 2009 the board of directors of Abraxas Petroleum appointed Brian L. Melton and Edward P. Russell to fill vacancies created by an increase in the size of the board of directors.  Abraxas Petroleum agreed to appoint Mr. Melton and Mr. Russell, whom we refer to as the New Directors, to the Abraxas Petroleum Board, pursuant to the terms and conditions of the Voting, Registration Rights and Lock-Up Agreement dated June 30, 2009 by and among Abraxas Petroleum, Abraxas Energy and the limited partners signatory thereto. Subject to the fulfillment of its fiduciary duties, and provided that such New Directors remain independent as defined in the rules and regulations of the SEC and the securities exchange on which Abraxas Petroleum common stock is then traded, the Abraxas Petroleum Board will nominate and recommend approval of both of the New Directors at its annual meeting in 2010 for a full three-year term. On October 5, 2011, one of the New Directors will offer to resign from the Abraxas Petroleum Board and on October 5, 2012, the remaining New Director will offer to resign from the Abraxas Petroleum Board. If at any time either of the New Directors creates a vacancy on the Abraxas Petroleum Board (by means of death, resignation, retirement, disqualification, removal from office or otherwise), the Abraxas Petroleum Board shall fill such vacancy with a person designated by the former Abraxas Energy unitholders and the Abraxas Petroleum Board shall continue to nominate and recommend approval of such person in any stockholder election.

Mr. Melton and Mr. Russell will be compensated in the same manner as we compensate all of our non-employee directors as detailed below.

Compensation.  Abraxas Petroleum pays each non-employee director an annual retainer fee of $12,000 in four quarterly payments.  Each quarterly payment is paid in shares of Abraxas Petroleum restricted stock pursuant to the 2005 Director Plan.  The number of shares issued to each non-employee director is calculated each quarter by dividing one-quarter of the then-established annual retainer fee by the closing price of our common stock on the date of each quarterly board meeting.  Fractional shares are not issued; therefore, any shortfall of the then-established annual retainer fee will be paid in cash after the last quarterly board meeting of each year.  Any non-employee director who leaves the Abraxas Petroleum Board during the calendar year is not eligible for any restricted stock awards after leaving the Abraxas Petroleum Board.  In addition, Abraxas Petroleum pays each director $1,500 for each board meeting attended and $1,000 for each committee meeting attended.  The chairman of the audit committee receives an additional annual fee of $3,000 and the chairmen of the compensation and governance and nominating committees each receive an additional annual fee of $1,500.

Stock Options.  Abraxas Petroleum awards each non-employee director at the first regular board meeting following the annual meeting 10,000 options in accordance with the terms of the 2005 Director Plan.  The amended 2005 Directors Plan reserves 900,000 shares of Abraxas Petroleum common stock,

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subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one director is 60,000 shares plus the number of restricted shares awarded pursuant to the retainer payment described above.  The exercise price of all options awarded are no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the compensation committee.  The following is a description of the material terms of the 2005 Director Plan.

2005 Director Plan. Unless otherwise provided in the applicable award agreement or any severance agreement, vested awards granted under the 2005 Director Plan shall expire, terminate, or otherwise be forfeited as follows:

•      three months after the date Abraxas Petroleum delivers a notice of termination of a Participant's Active Status (as defined in the 2005 Director Plan), other than in circumstances covered by the following three circumstances:

•	immediately upon termination for misconduct;

•	12 months after the date of death; and

•	36 months after the date on which the director ceased performing services as a result of retirement.

The following is some biographical information for Mr. Melton and Mr. Russell:

Brian L. Melton

Brian L. Melton, age 40, has served as a member of the Board of Directors of our wholly-owned subsidiary, Abraxas General Partner, LLC, the former general partner of Abraxas Energy, since September 2008.  Mr. Melton has served as Vice President of Corporate Strategy of Inergy, L.P. (Nasdaq: NRGY), a publicly traded limited partnership that specializes in retail propane distribution and midstream processing and storage facilities, since September 2008. Prior to joining Inergy, Mr. Melton was a Director in the Energy Corporate Investment Banking groups of Wachovia Securities and A.G. Edwards, prior to its merger with Wachovia in October of 2007.  Mr. Melton joined A.G. Edwards in July 2000 and was a senior member of the energy corporate finance team, which was consistently ranked as one of the top three underwriters / advisors of MLP’s in the energy industry. From November 1995 until July 2000, Mr. Melton served as Director of Finance & Corporate Planning with TransMontaigne Inc., a downstream refined products supply, transportation and logistics company. Mr. Melton received a Bachelor of Science degree in Management and a Master of Business Administration degree from Arkansas State University.

 Except as set forth herein, there are no arrangements or understandings between Mr. Melton and any other person pursuant to which he was appointed to service as a member of our board of directors.  There have been no transactions since the beginning of our last fiscal year, nor are any currently proposed, regarding Mr. Melton that are required to be disclosed by Item 404(a) of Regulation S-K.

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Edward P. Russell

Edward P. Russell age 45, has served as a member of the Board of Directors of our subsidiary, Abraxas General Partner, LLC, the former general partner of Abraxas Energy, since January 2009. Mr. Russell currently serves as the President of Tortoise Capital Resources Corp. and Tortoise Gas and Oil Corp. Prior to joining Tortoise Capital Advisors, Mr. Russell was a Managing Director at Stifel, Nicolaus & Company, Inc. where he headed the Energy and Power group. Prior to Stifel, Mr. Russell served more than 15 years as an investment banker at Pauli & Company, Inc. and Arch Capital, LLC and as a commercial banker with Magna Bank and Southside National Bank. Mr. Russell attended Maryville University in St. Louis, Missouri.

 Except as set forth herein, there are no arrangements or understandings between Mr. Russell and any other person pursuant to which he was appointed as a member of our Board of Directors.  There have been no transactions since the beginning of our last fiscal year, nor are any currently proposed, regarding Mr. Russell that are required to be disclosed by Item 404(a) of Regulation S-K.

(e)           At the Special Meeting, the Abraxas Petroleum shareholders voted to amend the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the “LTIP”) to increase the number of shares of Abraxas Petroleum common stock reserved for issuance under the LTIP from 2,100,000 shares to 5,200,000 shares.

Item 8.01                      Other Events.

On October 5, 2009, the Company issued a press release announcing the completion of the Merger and the entry into the Credit Facility. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits

Number                  Description

2.1
Amended and Restated Agreement and Plan of Merger, dated as of July 17, 2009, by and among Abraxas Petroleum, Abraxas Energy and Merger Sub (incorporated by reference to Annex A to Abraxas Petroleum’s Proxy Statement filed with the Commission on September 8, 2009).

10.1	Amended and Restated Credit Agreement among Abraxas Petroleum, as Borrower, the lenders party thereto and Société Générale as Administrative Agent and as Issuing Lender.

10.2
Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (incorporated by reference to Annex E to Abraxas Petroleum’s Proxy Statement filed with the Commission on September 8, 2009).

99.1	Press Release dated October 5, 2009, announcing the completion of the Merger and the entry into the Credit Agreement.

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99.2	Unaudited pro forma condensed consolidated financial information giving effect to the Merger:

• Unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2008 and the six months ended June 30, 3009.

• Unaudited pro forma condensed consolidated statement of financial condition as of June 30, 2009.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

        By:  /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated:  October 7, 2009